PROSPECTUS	Filed pursuant to Rule 424(b)(3)
File No. 333-253836

SINO-GLOBAL SHIPPING AMERICA, LTD.

6,346,834 Shares of Common Stock Issuable upon Exercise of Warrants

This prospectus relates to the resale of up to 6,346,834 shares of the common stock, no par value per share (“Common Stock”) of Sino-Global Shipping America, Ltd. (“Company”, “us” or “we”) which may be offered by the selling shareholders identified in this prospectus, from time to time. See “Selling Shareholders” for information regarding the selling shareholders.

The registration statement of which this prospectus is a part is registering for sale up to 5,653,500 additional shares of our Common Stock that may be issued upon exercise of certain warrants, in addition to such shares which are being carried over from the 2021 Registration Statement and the 2018 Registration Statement (each as defined below) pursuant to Rule 429 under the Securities Act of 1933, as amended (the “Securities Act”) as set forth below. The 5,653,500 shares of Common Stock being registered for resale consist of (i) 3,655,000 shares of Common Stock issuable upon exercise of warrants (the “February 11, 2021 Warrants”) issued by us to several accredited investors in connection with a private placement transaction closed on February 11, 2021, and (ii) 1,998,500 shares of Common Stock issuable upon exercise of warrants (the “February 10, 2021 Warrants”) issued by us to the same investors in connection with a private placement transaction closed on February 10, 2021.

We previously filed a registration statement on Form S-1 (File No. 333-252398) with the Securities and Exchange Commission (the “SEC”) on January 25, 2021, which was declared effective on February 4, 2021 (the “2021 Registration Statement”), registering for resale up to 1,170,000 shares of Common Stock issuable upon exercise of certain warrants (the “December 11, 2020 Warrants”) issued by us to several accredited investors in connection with a private placement transaction closed on December 11, 2020, of which 330,000 remain available for resale as of February 26, 2021.

We also previously filed a registration statement on Form S-1 (File No. 333-224467) with the SEC on April 26, 2018, which was initially declared effective on May 8, 2018 (the “2018 Registration Statement”), registering for resale up to 400,000 shares of Common Stock issuable upon exercise of certain series “A” warrants (the “Series A Warrants;” together with the February 11, 2021 Warrants, the February 10, 2021 Warrants and the December 11, 2020 Warrants, the “Warrants”) and 400,000 shares of Common Stock issuable upon exercise of certain series “B” warrants (the “Series B Warrants”), issued by us to several accredited investors in connection with a private placement transaction closed on March 14, 2018, of which 363,334 underlying the Series A Warrants remain eligible and available for resale as of February 26, 2021. The share numbers here reflect the effect of 1-for-5 reverse stock split on July 7, 2020 (the “Reverse Stock Split”).

The registration of the shares hereunder does not mean that the selling shareholders will actually offer or sell the full number of the shares being registered pursuant to this prospectus. We will not receive any proceeds from the sales of shares of our Common Stock by the selling shareholders; however we may receive proceeds through the cash exercise of warrants held by the selling shareholders.

The selling shareholders may offer the securities registered hereunder directly or through agents or to or through underwriters or dealers. The securities may be offered and sold through public or private transactions at market prices prevailing at the time of sale, at a fixed price or fixed prices, at negotiated prices, at various prices determined at the time of sale or at prices related to prevailing market prices. See “Plan of Distribution” for more information about how the selling shareholders may sell the shares of Common Stock being registered pursuant to this prospectus.

Our Common Stock is listed on the Nasdaq Capital Market under the symbol “SINO”. On March 1, 2021, the last reported sale price for our Common Stock as reported on the Nasdaq Capital Market was $5.95 per share.

We will pay the expenses incurred in registering the shares, including legal and accounting fees. See “Plan of Distribution”.

INVESTING IN OUR COMMON STOCK INVOLVES SUBSTANTIAL RISKS. SEE THE SECTION TITLED “RISK FACTORS” BEGINNING ON PAGE 5 OF THIS PROSPECTUS TO READ ABOUT FACTORS YOU SHOULD CONSIDER BEFORE BUYING SHARES OF OUR COMMON STOCK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is March 15, 2021

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we have filed with the SEC pursuant to which the selling shareholders named herein may, from time to time, offer and sell or otherwise dispose of the shares of our Common Stock covered by this prospectus. You should rely only on the information contained or incorporated by reference in this prospectus or any related prospectus supplement. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The information contained or incorporated by reference in this prospectus is accurate only on the date of this prospectus. Our business, financial condition, results of operations and prospects may have changed since such date. Other than as required under the federal securities laws, we undertake no obligation to publicly update or revise such information, whether as a result of new information, future events or any other reason.

This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any of our shares of Common Stock other than the shares of our Common Stock covered hereby, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about, and to observe, any restrictions as to the offering and the distribution of this prospectus applicable to those jurisdictions.

Some of the industry data contained or incorporated by reference in this prospectus is derived from data from various third-party sources. We have not independently verified any of this information and cannot assure you of its accuracy or completeness. Such data is subject to change based on various factors, including those discussed under the “Risk Factors” section beginning on page 5 of this prospectus.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained or incorporated by reference in this prospectus, including the documents referred to in this prospectus or statements of our management referring to our summarizing the contents of this prospectus, include “forward-looking statements”. We have based these forward-looking statements on our current expectations and projections about future events. Our actual results may differ materially or perhaps significantly from those discussed herein, or implied by, these forward-looking statements. Forward-looking statements are identified by words such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “plan,” “project” and other similar expressions. In addition, any statements that refer to expectations or other characterizations of future events or circumstances are forward-looking statements. Forward-looking statements included or incorporated by reference in this prospectus or our other filings with the SEC include, but are not necessarily limited to, those relating to:

●	Our ability to timely and properly deliver inland transportation management services, freight logistics services, and container trucking services;

●	Our dependence on a limited number of major customers and related parties;

●	Political and economic factors in China;

●	Our ability to expand and grow our lines of business;

●	Unanticipated changes in general market conditions or other factors which may result in cancellations or reductions in the need for our services;

●	The effect of terrorist acts, or the threat thereof, on consumer confidence and spending or the production and distribution of product and raw materials which could, as a result, adversely affect our services, operations and financial performance;

●	The acceptance in the marketplace of our new lines of services;

●	The foreign currency exchange rate fluctuations;

●	Hurricanes or other natural disasters;

●	Our ability to identify and successfully execute cost control initiatives;

●	The impact of quotas, tariffs or safeguards on our customer products that we service;

●	Our ability to attract, retain and motivate skilled personnel; and

●	Our expansion and growth into other areas of the shipping industry.

The foregoing does not represent an exhaustive list of matters that may be covered by the forward-looking statements contained or incorporated by reference herein or risk factors with which we are faced that may cause our actual results to differ from those anticipated in our forward-looking statements. Please see the “Risk Factors” contained in our reports and other filings with the SEC or in this prospectus for additional risks which could adversely impact our business and financial performance.

Moreover, new risks regularly emerge and it is not possible for our management to predict or articulate all risks we face, nor can we assess the impact of all risks on our business or the extent to which any risk, or combination of risks, may cause actual results to differ from those contained in any forward-looking statements. All forward-looking statements included or incorporated by reference in this prospectus are based on information available to us on the date of this prospectus. Except to the extent required by applicable laws or rules, we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained above and throughout this prospectus.

Our Company

This summary highlights information contained elsewhere in this prospectus. This summary does not contain all of the information that you should consider before making an investment decision with respect to our securities. You should read this entire prospectus carefully, especially any risk factors contained or incorporated by reference herein and our financial statements and related notes contained or incorporated by reference in this prospectus before making an investment decision with respect to our securities. Please see the section titled, “Where You Can Find More Information,” beginning on page 15 of this prospectus. Unless the context indicates otherwise, references to “SINO,” the “Company,” “we,” “us” and “our” or similar terms refer to Sino-Global Shipping America, Ltd., a Virginia corporation and its consolidated subsidiaries.

Overview

Sino-Global Shipping America, Ltd. (“Sino,” the “Company,” or “we”), a Virginia corporation, was founded in the United States (the “U.S.”) in 2001. Sino is a non-asset based global shipping and freight logistics integrated solution provider. Sino provides tailored solutions and value-added services to its customers to drive effectiveness and control in related aspects throughout the entire shipping and freight logistics chain. We operate in four operating segments, including (1) shipping agency and management services, operated by our subsidiary in Hong Kong and the U.S.; (2) inland transportation management services, operated by our subsidiaries in the U.S.; (3) freight logistics services, operated by our subsidiaries in the People’s Republic of China (the “PRC” or “China”) and the U.S.; and (4) container trucking services, operated by our subsidiaries in the PRC and the U.S.

We conduct our business primarily through our wholly-owned subsidiaries in the PRC (including Hong Kong) and the U.S., where a majority of our clients are located.

Our subsidiary in China, Trans Pacific Shipping Limited (“Trans Pacific Beijing”), a wholly owned foreign enterprise, invested in one 90%-owned subsidiary, Trans Pacific Logistics Shanghai Limited (“Trans Pacific Shanghai;” Trans Pacific Beijing and Trans Pacific Shanghai are referred to collectively as “Trans Pacific”). As PRC laws and regulations restrict foreign ownership of local shipping agency service businesses, we provided our shipping agency services in the PRC through Sino-Global Shipping Agency Ltd. (“Sino-China” or “VIE”), a Chinese legal entity, which holds the licenses and permits necessary to operate local shipping agency services in the PRC. Trans Pacific Beijing and Sino-China do not have a parent-subsidiary relationship. Trans Pacific Beijing has contractual arrangements with Sino-China and its shareholders that enable us to substantially control Sino-China. Through Sino-China, we were able to provide local shipping agency services in all commercial ports in the PRC. Sino-China is one of the committee members of China Association of Shipping Agencies & Non-Vessel-Operating Common Carriers (“CASA”). CASA was approved to form by China Ministry of Communications. Sino-China is also our only entity that is qualified to do shipping agency business in China. We keep the VIE to prepare ourselves for the market to turn around.

Our corporate structure diagram as of the date of this prospectus is as below:

Our Strategy

Our strategy is to:

●	Provide better solutions for issues and challenges faced by the entire shipping and freight logistics chain to better serve our customers and explore additional growth avenues.

●	Diversify our current service offerings organically or through acquisitions and/or strategic alliance; continue to grow our business in the U.S. market;

●	Continue to streamline our business practice, optimize our cost structure and improve our operating efficiency through effective planning, budgeting, execution and cost control and strengthening our IT infrastructure;

●	Continue to reduce our dependency on our legacy business and few key customers; and

●	Continue to monetize our relationships with our strategic partners and leverage their support and our innovation to expand our business.

With the establishment of our subsidiary in Los Angeles, we added cargo forwarding services to our service platform in the second quarter of fiscal 2017, which is included in our inland transportation business line for the year ended June 30, 2016. As we are developing our cargo forwarding services, the Company provides freight logistics services and container trucking services as two new business segments in fiscal 2017. During fiscal year 2018, the Company began to provide bulk cargo container services to the customers. On November 13, 2019, the Company entered into a cooperation agreement with Shanming Liang, a director of Guangxi Jinqiao Industrial Group Co., Ltd., to cooperate and expand the bulk cargo container services business.

Corporate Information

Our principal executive offices are located at 1044 Northern Boulevard, Suite 305, Roslyn, New York 11576-1514. Our telephone number at this address is (718) 888-1814. Our shares of Common Stock are traded on the Nasdaq Capital Market under the symbol “SINO.”

Our Internet website, www.sino-global.com, provides a variety of information about our Company. We do not incorporate by reference into this prospectus the information on, or accessible through, our website, and you should not consider it as part of this prospectus. Our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K filed with the SEC are available, as soon as practicable after filing, at the investors’ page on our corporate website, or by a direct link to our filings on the SEC’s free website (www.sec.gov).

THE OFFERING

Common Stock offered by the selling shareholders:	6,346,834 shares of Common Stock issuable upon exercise of the Warrants.

Common Stock outstanding prior to this offering:	14,447,060 shares as of February 26, 2021

Use of proceeds:	The selling shareholders will receive the proceeds from the sale of the shares of Common Stock offered hereby. We will not receive any proceeds from the sale of the shares of Common Stock. However, we may receive proceeds in the aggregate amount of up to $46,310,965 if all of the Warrants are exercised for cash. See “Use of Proceeds” on page 8 of this prospectus.

Risk factors:	The purchase of our securities involves a high degree of risk. See “Risk Factors” beginning on page 5 and other information included in this prospectus for a discussion of factors you should carefully consider before deciding to invest in our securities.

Nasdaq Capital Market symbol:	“SINO”

The number of shares of our Common Stock outstanding prior to this offering, as set forth in the table above, is based on the shares outstanding as of February 26, 2021, and excludes, as of such date:

●	363,334 shares of Common Stock issuable upon the exercise of the Series A Warrants issued on March 14, 2018 with an exercise price of $8.75 per share;

●	720,000 shares of Common Stock issuable upon the exercise of outstanding warrants issued on September 17, 2020 with an exercise price of $1.825 per share;

●	1,032,000 shares of Common Stock issuable upon the exercise of outstanding warrants issued on November 2, 2020 with an exercise price of $1.99 per share;

●	330,000 shares of Common Stock issuable upon the exercise of the December 11, 2020 Warrants issued on December 11, 2020 with an exercise price of $3.10 per share;

●	5,434,780 shares of Common Stock issuable upon the exercise of outstanding warrants issued on January 28, 2021 with an exercise price of $5.00 per share;

●	1,998,500 shares of Common Stock issuable upon the exercise of the February 10, 2021 Warrants issued on February 10, 2021 with an exercise price of $6.805 per share;

●	3,655,000 shares of Common Stock issuable upon the exercise of the February 11, 2021 Warrants issued on February 11, 2021 with an exercise price of $7.80 per share; and

●	17,000 shares of Common Stock issuable upon the exercise of outstanding options with a weighted average exercise price of $6.05 per share, granted under our 2008 Incentive Plan and our 2014 Incentive Plan.

RISK FACTORS

Investing in our securities has a high degree of risk. Before making an investment in our securities, you should carefully consider the following risks, as well as the other information contained or incorporated by reference in this prospectus, including our consolidated financial statements and related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties of which we are unaware or that we believe are not material at this time could also materially adversely affect our business, financial condition or results of operations. In any case, the value of our securities could decline and you could lose all or part of your investment. See also the information contained under the heading “Cautionary Statement Regarding Forward-Looking Statements” elsewhere in this prospectus.

RISKS RELATED TO THE CORONAVIRUS PANDEMIC

We face risks related to health pandemics that could impact our sales and operating results.

Our business could be adversely affected by the effects of a widespread outbreak of contagious disease, including the recent outbreak of respiratory illness caused by a novel coronavirus first identified in Wuhan, Hubei Province, China. Any outbreak of contagious diseases, and other adverse public health developments, particularly in China, could have a material and adverse effect on our business operations. These could include disruptions or restrictions on our ability to resume the general shipping agency services, as well as temporary closures of our facilities and ports or the facilities of our customers and third-party service providers. Any disruption or delay of our customers or third-party service providers would likely impact our operating results and the ability of the Company to continue as a going concern. In addition, a significant outbreak of contagious diseases in the human population could result in a widespread health crisis that could adversely affect the economies and financial markets of China and many other countries, resulting in an economic downturn that could affect demand for our services and significantly impact our operating results.

The coronavirus disease 2019 (COVID-19) has had a significant impact on our operations since January 2020 and could materially adversely affect our business and financial results for the remaining months of the 2021 calendar year.

Our ability to manufacture and/or sell our products may be impaired by damage or disruption to our manufacturing, warehousing or distribution capabilities, or to the capabilities of our suppliers, logistics service providers or distributors as a result of the impact from the COVID-19. This damage or disruption could result from events or factors that are impossible to predict or are beyond our control, such as raw material scarcity, pandemics, government shutdowns, disruptions in logistics, supplier capacity constraints, adverse weather conditions, natural disasters, fire, terrorism or other events. In December 2019, COVID-19 emerged in Wuhan, China. In compliance with the government mandates, the Company temporarily closed and its production operations were halted from late January 2020 through the middle of February 2020. During this closure, employees had only limited access to the Company’s facilities, which led to delayed order manufacturing, assembly and fulfillment. While the spread of the disease has gradually returned under control in China, COVID-19 could adversely affect our business and financial results for the remaining months of the year 2021. As a result, there is a possibility that the Company’s revenues and operating cash flows may be significantly lower than expected for fiscal year 2021.

RISKS RELATED TO THIS OFFERING

Since our management has broad discretion in how we use any proceeds that we may receive from the exercise of the Warrants, we may use the proceeds in ways with which you disagree.

Our management will have significant flexibility in applying any proceeds we may receive from the cash exercise of the Warrants. You will be relying on the judgment of our management with regard to the use of these proceeds, and you will not have the opportunity, as part of your investment decision, to influence how the proceeds are being used. It is possible that these proceeds will be invested in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, prospects, operating results and cash flow.

Because we are a small company, the requirements of being a public company, including compliance with the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the requirements of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the Dodd-Frank Act, may strain our resources, increase our costs and distract management, and we may be unable to comply with these requirements in a timely or cost-effective manner.

As a public company with listed equity securities, we must comply with the federal securities laws, rules and regulations, including certain corporate governance provisions of the Sarbanes-Oxley Act and the Dodd-Frank Act, related rules and regulations of the SEC and the NASDAQ, with which a private company is not required to comply. Complying with these laws, rules and regulations occupies a significant amount of the time of our Board of Directors and management and significantly increases our costs and expenses. Among other things, we must:

●	maintain a system of internal control over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act and the related rules and regulations of the SEC and the Public Company Accounting Oversight Board;

●	comply with rules and regulations promulgated by the NASDAQ;

●	prepare and distribute periodic public reports in compliance with our obligations under the federal securities laws;

●	maintain various internal compliance and disclosures policies, such as those relating to disclosure controls and procedures and insider trading in our Common Stock;

●	involve and retain to a greater degree outside counsel and accountants in the above activities;

●	maintain a comprehensive internal audit function; and

●	maintain an investor relations function.

Future sales of our Common Stock, whether by us or our shareholders, could cause our stock price to decline.

If our existing shareholders sell, or indicate an intent to sell, substantial amounts of our Common Stock in the public market, the trading price of our Common Stock could decline significantly. Similarly, the perception in the public market that our shareholders might sell shares of our Common Stock could also depress the market price of our Common Stock. A decline in the price of shares of our Common Stock might impede our ability to raise capital through the issuance of additional shares of our Common Stock or other equity securities. In addition, the issuance and sale by us of additional shares of our Common Stock or securities convertible into or exercisable for shares of our Common Stock, or the perception that we will issue such securities, could reduce the trading price for our Common Stock as well as make future sales of equity securities by us less attractive or not feasible. The sale of shares of Common Stock issued upon the exercise of our outstanding options and warrants could further dilute the holdings of our then existing shareholders.

Securities analysts may not cover our Common Stock and this may have a negative impact on the market price of our Common Stock.

The trading market for our Common Stock will depend, in part, on the research and reports that securities or industry analysts publish about us or our business. We do not have any control over independent analysts (provided that we have engaged various non-independent analysts). We do not currently have and may never obtain research coverage by independent securities and industry analysts. If no independent securities or industry analysts commence coverage of us, the trading price for our Common Stock would be negatively impacted. If we obtain independent securities or industry analyst coverage and if one or more of the analysts who covers us downgrades our Common Stock, changes their opinion of our shares or publishes inaccurate or unfavorable research about our business, our stock price would likely decline. If one or more of these analysts ceases coverage of us or fails to publish reports on us regularly, demand for our Common Stock could decrease and we could lose visibility in the financial markets, which could cause our stock price and trading volume to decline.

You may experience future dilution as a result of future equity offerings or other equity issuances.

We may in the future issue additional shares of our Common Stock or other securities convertible into or exchangeable for shares of our Common Stock. We cannot assure you that we will be able to sell shares of our Common Stock or other securities in any other offering or other transactions at a price per share that is equal to or greater than the price per share paid by purchasers in this offering. The price per share at which we sell additional shares of our Common Stock or other securities convertible into or exchangeable for our Common Stock in future transactions may be higher or lower than the price per share in this offering.

There has been and may continue to be significant volatility in the volume and price of our Common Stock on the Nasdaq Capital Market.

The market price of our Common Stock has been and may continue to be highly volatile. Factors, including timing, progress and results of the development of our newly added bulk cargo container tracking services and our mobile application that will provide a full-service logistics platform between the U.S. and the PRC for short-haul trucking in the U.S.; regulatory matters, concerns about our financial position, operations results, litigation, government regulation, or developments or disputes relating to agreements or proprietary rights, may have a significant impact on the market volume and price of our stock. Unusual trading volume in our shares occurs from time to time.

We have not paid and do not intend to pay dividends on our Common Stock. Investors in this offering may never obtain a return on their investment.

We have not paid dividends on our Common Stock inception, and do not intend to pay any dividends on our Common Stock in the foreseeable future. We intend to reinvest earnings, if any, in the development and expansion of our business. Accordingly, you will need to rely on sales of your shares of Common Stock after price appreciation, which may never occur, in order to realize a return on your investment.

The trading market for our Common Stock is not always active, liquid and orderly, which may inhibit the ability of our shareholders to sell Common Stock.

The trading market for our Common Stock is not always active, liquid or orderly. The lack of an active market at times may impair your ability to sell your shares at the time you wish to sell them or at a price that you consider reasonable. The lack of an active market may also reduce the fair market value of your shares. An inactive market may also impair our ability to raise capital through the issuance of our equity securities (or securities that are convertible into or exercisable therefor).

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of shares of our Common Stock in this offering. The selling shareholders will receive all of the proceeds from this offering. However, we may receive proceeds in the aggregate amount of up to $46,310,965 if all of the Warrants are exercised for cash. We cannot predict when, or if, these Warrants will be exercised. It is possible that these Warrants may expire and may never be exercised. We intend to use any proceeds from the exercise of these Warrants for general corporate and working capital purposes.

The selling shareholders will pay any underwriting discounts and commissions and expenses incurred by the selling shareholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling shareholders in disposing of the shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including all registration and filing fees, and fees and expenses of our counsel and our independent registered public accountants.

THE PRIVATE PLACEMENTS

General

We are registering shares of Common Stock issuable upon exercise of February 11, 2021 Warrants and the February 10, 2021 Warrants issued to the selling shareholders in two separate private placements.

We previously registered shares of Common Stock issuable upon exercise of December 21, 2020 Warrants and the Series A Warrants issued to the selling shareholders in two separate private placements under the 2021 Registration Statement and the 2018 Registration Statement, all of which are being post effectively amended to register such shares issued in each private placement hereunder pursuant to Rule 429 under the Securities Act.

March 14, 2018 Private Placement

On March 12, 2018, the Company and accredited investors entered into a securities purchase agreement, pursuant to which the Company agreed to sell to accredited investors an aggregate 2,000,000 shares of Common Stock in a registered direct offering, and the Series A Warrants to purchase up to 2,000,000 shares of Common Stock and the Series B Warrants to purchase up to 2,000,000 shares of Common Stock at an initial exercise price equal to $1.75 per share in a concurrent private placement, for gross proceeds of $3 million. This offering closed on March 14, 2018, upon the satisfaction of all closing conditions.

The Series A Warrants were initially exercisable beginning on September 14, 2018 and expire five and a half (5.5) years from the date of issuance. The Series B Warrants were initially exercisable beginning on September 14, 2018 and expired thirteen (13) months from the date of issuance. The exercise price and the number of shares of Common Stock issuable upon exercise of the Series A Warrants and the Series B Warrants are subject to adjustment in the event of stock splits or dividends, or other similar transactions, but not as a result of future securities offerings at lower prices.

After the close of the stock market on July 7, 2020, the Company effected a l-for-5 Reverse Stock Split of its Common Stock to maintain its listing of its Common Stock on the Nasdaq Capital Market. As a result, an aggregate of 400,000 shares of Common Stock were issuable upon the exercise of the Series A Warrants to the selling shareholders at an exercise price equal to $8.75 per share. As of February 26, 2020, an aggregate of 363,334 shares of Common Stock remained issuable upon the exercise of the Series A Warrants.

The Company also agreed in the securities purchase agreement that it would file with the SEC a registration statement on Form S-1 (or such other form as the Company is then eligible to use) as soon as practicable (and in any event within 45 calendar days of the date of the Purchase Agreement) providing for the resale by the purchasers of the shares of Common Stock issuable upon exercise of the Series A Warrants and the Series B Warrants, and that it would use commercially reasonable efforts to cause such registration statement to become effective as soon as practicable. As a result, we filed the 2018 Registration Statement on April 26, 2018, which was initially declared effective on May 8, 2018, and filed the post-effective amendment No. 1 to the 2018 Registration Statement on December 6, 2018 which was declared effective on December 17, 2018. Following the effectiveness of the registration statement of which this prospectus is a part, the 2018 Registration Statement shall be deemed to be post-effectively amended by this prospectus pursuant to Rule 429 under the Securities Act.

December 11, 2020 Private Placement

On December 8, 2020, the Company and accredited investors entered into a securities purchase agreement, pursuant to which the Company agreed to sell to accredited investors an aggregate 1,560,000 shares of Common Stock in a registered direct offering, and the December 11, 2020 Warrants to purchase up to 1,170,000 shares of Common Stock at an exercise price of $3.10 per share in a concurrent private placement, for gross proceeds of $4,836,000. This offering closed on December 11, 2020, upon the satisfaction of all closing conditions.

The December 11, 2020 Warrants were initially exercisable beginning on December 11, 2020 and expire three and a half (3.5) years from the date of issuance. The exercise price and the number of shares of Common Stock issuable upon exercise of the December 11, 2020 Warrants are subject to adjustment in the event of stock splits or dividends, or other similar transactions, but not as a result of future securities offerings at lower prices.

The Company also agreed in the securities purchase agreement that it would file with the SEC a registration statement on Form S-1 (or such other form as the Company is then eligible to use) as soon as practicable (and in any event within 45 calendar days of the date of the Purchase Agreement) providing for the resale by the purchasers of the shares of Common Stock issuable upon exercise of the December 11, 2020 Warrants, and that it would use commercially reasonable efforts to cause such registration statement to become effective as soon as practicable. As a result, we filed the 2021 Registration Statement on January 25, 2021, which was initially declared effective on February 4, 2021. Following the effectiveness of the registration statement of which this prospectus is a part, the 2021 Registration Statement shall be deemed to be post-effectively amended by this prospectus pursuant to Rule 429 under the Securities Act.

February 10, 2021 Private Placement

On February 6, 2021, the Company and accredited investors entered into a securities purchase agreement, pursuant to which the Company agreed to sell to accredited investors an aggregate 1,998,500 shares of Common Stock in a registered direct offering, and the February 10, 2021 Warrants to purchase up to 1,998,500 shares of Common Stock at an exercise price of $6.805 per share in a concurrent private placement, for gross proceeds of $13,599,792.50. This offering closed on February 10, 2021, upon the satisfaction of all closing conditions.

The February 10, 2021 Warrants were initially exercisable beginning on February 10, 2021 and expire five and a half (5.5) years from the date of issuance. The exercise price and the number of shares of Common Stock issuable upon exercise of the Warrants are subject to adjustment in the event of stock splits or dividends, or other similar transactions, but not as a result of future securities offerings at lower prices.

The Company also agreed in the securities purchase agreement that it would file with the SEC a registration statement on Form S-1 (or such other form as the Company is then eligible to use) as soon as practicable (and in any event within 45 calendar days of the closing day) providing for the resale by the purchasers of the shares of Common Stock issuable upon exercise of the February 10, 2021 Warrants, and that it would use commercially reasonable efforts to cause such registration statement to become effective as soon as practicable. We are complying this requirement by filing this registration statement.

February 11, 2021 Private Placement

On February 9, 2021, the Company and accredited investors entered into a securities purchase agreement, pursuant to which the Company agreed to sell to accredited investors an aggregate 3,655,000 shares of Common Stock in a registered direct offering, and the February 11, 2021 Warrants to purchase up to 3,655,000 shares of Common Stock at an exercise price of $7.80 per share in a concurrent private placement, for gross proceeds of $28,509,000. This offering closed on February 11, 2021, upon the satisfaction of all closing conditions.

The February 11, 2021 Warrants were initially exercisable beginning on February 11, 2021 and expire five and a half (5.5) years from the date of issuance. The exercise price and the number of shares of Common Stock issuable upon exercise of the February 11, 2021 Warrants are subject to adjustment in the event of stock splits or dividends, or other similar transactions, but not as a result of future securities offerings at lower prices.

The Company also agreed in the securities purchase agreement that it would file with the SEC a registration statement on Form S-1 (or such other form as the Company is then eligible to use) as soon as practicable (and in any event within 45 calendar days of the closing day) providing for the resale by the purchasers of the shares of Common Stock issuable upon exercise of the February 11, 2021 Warrants, and that it would use commercially reasonable efforts to cause such registration statement to become effective as soon as practicable. We are complying this requirement by filing this registration statement.

SELLING SHAREHOLDERS

The following table sets forth the name of each selling shareholder and the number of shares of Common Stock that each selling shareholder may offer from time to time pursuant to this prospectus. The shares of Common Stock that may be offered by the selling shareholders hereunder may be acquired by the selling shareholders upon the exercise by the selling shareholders of the Warrants that are held by the selling shareholders and that were previously issued in private transactions by our company. The shares of Common Stock that may be offered by the selling shareholders hereunder are those which underlie Warrants issued pursuant to the private placements. Except as otherwise indicated, we believe that each of the selling shareholders listed below has sole voting and investment power with respect to such shares of Common Stock, subject to community property laws, where applicable.

Except as noted in the table below, none of the selling shareholders has had a material relationship with us other than as a stockholder at any time within the past three years or has ever been one of our or our affiliates’ officers or directors. Each of the selling shareholders has acquired the Warrants (and the shares of Common Stock issuable upon the exercise thereof) in the ordinary course of business and, at the time of acquisition of the Warrants, none of the selling shareholders was a party to any agreement or understanding, directly or indirectly, with any person to distribute the shares of Common Stock to be resold by such selling shareholders under the registration statement of which this prospectus forms a part.

Because a selling shareholder may sell all, some or none of the shares of Common Stock that it holds that are covered by this prospectus, and because the offering contemplated by this prospectus is not underwritten, no estimate can be given as to the number of shares of our Common Stock that will be held by a selling shareholder upon termination of the offering. The information set forth in the following table regarding the beneficial ownership after resale of shares is based upon the assumption that the selling shareholders will sell all of the shares of Common Stock covered by this prospectus.

In accordance with the rules and regulations of the SEC, in computing the number of shares of Common Stock beneficially owned by a person and the percentage ownership of that person, shares issuable through the exercise of any option, warrant or right, through conversion of any security held by that person that are currently exercisable or that are exercisable within sixty (60) days are included. These shares are not, however, deemed outstanding for the purpose of computing the percentage ownership of any other person.

	Shares Owned Prior to the Offering		Number of Shares being Registered/to be Sold in the	Shares Owned After the Offering
Name	Number	Percent (1)	Offering	Number	Percent (1)
Alto Opportunity Master Fund SPC – Segregated Master Portfolio B (2)	228,500	1.6%	228,500	-0-	N/A
Anson East Master Fund LP (3)	197,500	1.3%	197,500	-0-	N/A
Anson Investments Master Fund LP (4)	612,634	4.1%	612,634	-0-	N/A
Armistice Capital Master Fund Ltd (5)	790,000	5.2%	790,000	-0-	N/A
Bigger Capital Fund, LP (6)	247,500	1.7%	247,500	-0-	N/A
CVI Investments, Inc. (7)	30,000	*	30,000	-0-	N/A
Empery Asset Master, Ltd. (8)	194,544	1.3%	194,544	-0-	N/A
Empery Tax Efficient III, LP (9)	71,840	*	71,840	-0-	N/A
Empery Tax Efficient II, LP (10)	14,504	*	14,504	-0-	N/A
Empery Tax Efficient, LP (11)	59,112	*	59,112	-0-	N/A
Firstfire Global Opportunities Fund LLC (12)	6,667	*	6,667	-0-	N/A
Hudson Bay Master Fund Ltd. (13)	1,011,667	6.5%	1,011,667	-0-	N/A
Intracoastal Capital, LLC (14)	720,000	4.7%	720,000	-0-	N/A
Iroquois Master Fund Ltd. (15)	273,687	1.9%	262,083	11.604	*
Iroquois Capital Investment Group LLC (16)	75,479	*	72,083	3,396	*
KBB Asset Management LLC (17)	40,000	*	40,000	-0-	N/A
L1 Capital Global Opportunities Master Fund (18)	830,000	5.4%	830,000	-0-	N/A
Lind Global Macro Fund LP. (19)	905,000	5.9%	885,000	20,000	*
Warberg WF Vi LP (20)	73,200	*	73,200	-0-	N/A

*	Less than 1%.

(1)	Based on 14,447,060 shares issued and outstanding as of February 26, 2021.

(2)	Consists of (i) Series A Warrants to purchase up to 20,000 shares of Common Stock, (ii) February 10, 2021 Warrants to purchase up to 73,500 shares of Common Stock, and (iii) February 11, 2021 Warrants to purchase up to 135,000 shares of Common Stock. Ayrton Capital LLC, the investment manager to Alto Opportunity Master Fund SPC – Segregated Master Portfolio B, has discretionary authority to vote and dispose of the shares held by the selling shareholder and may be deemed to be the beneficial owner of these shares. Waqas Khatri, in his capacity as Managing Member of Ayrton Capital LLC, may also be deemed to have investment discretion and voting power over the shares held by the selling shareholder. Alto Opportunity Master Fund SPC – Segregated Master Portfolio B and Mr. Khatri each disclaim any beneficial ownership of these shares. The address of Ayrton Capital LLC is 55 Post Rd West, 2nd Floor, Westport, CT 06880.

(3)	Consists of (i) February 10, 2021 Warrants to purchase up to 70,000 shares of Common Stock, and (ii) February 11, 2021 Warrants to purchase up to 127,500 shares of Common Stock. Anson Advisors Inc and Anson Funds Management LP, the Co-Investment Advisers of Anson East Master Fund LP (“Anson”), hold voting and dispositive power over the Common Shares held by Anson. Bruce Winson is the managing member of Anson Management GP LLC, which is the general partner of Anson Funds Management LP. Moez Kassam and Amin Nathoo are directors of Anson Advisors Inc. Mr. Winson, Mr. Kassam and Mr. Nathoo each disclaim beneficial ownership of these Common Shares except to the extent of their pecuniary interest therein. The principal business address of Anson is Walkers Corporate Limited, Cayman Corporate Centre, 27 Hospital Road, George Town, Grand Cayman KY1-9008, Cayman Islands.

(4)	Consists of (i) Series A Warrants to purchase up to 20,134 shares of Common Stock, (ii) February 10, 2021 Warrants to purchase up to 210,000 shares of Common Stock, and (iii) February 11, 2021 Warrants to purchase up to 382,500 shares of Common Stock. Anson Advisors Inc. and Anson Funds Management LP, the Co-Investment Advisers of Anson Investments Master Fund LP (“Anson”), hold voting and dispositive power over the Common Stock held by Anson. Bruce Winson is the managing member of Anson Management GP LLP, which is the general partner of Anson Funds Management LP. Moez Kassam and Amin Nathoo are directors of Anson Advisors Inc. Mr. Winson, Mr. Kassam and Mr. Nathoo each disclaim beneficial ownership of these common shares except to the extent of their pecuniary interest therein. The principal business address of Anson is Walkers Corporate Limited, Cayman Corporate Centre, 27 Hospital Road, George Town, Grand Cayman KY1-9008, Cayman Islands.

(5)	Consists of (i) February 10, 2021 Warrants to purchase up to 280,000 shares of Common Stock, and (ii) February 11, 2021 Warrants to purchase up to 510,000 shares of Common Stock. Armistice Capital, LLC (“Armistice Capital”) is the investment manager of Capital Master Fund Ltd. Steven Boyd is the managing member of Armistice Capital. The address of Armistice Capital Master Fund Ltd is c/o Armistice Capital, LLC, 510 Madison Avenue, 7th Floor, New York, NY 10022.

(6)	Consists of (i) Series A Warrants to purchase up to 40,000 shares of Common Stock, (ii) February 10, 2021 Warrants to purchase up to 72,500 shares of Common Stock, and (iii) February 11, 2021 Warrants to purchase up to 135,000 shares of Common Stock. The address of Bigger Capital Fund, LP is 159 Jennings Road, Cold Spring Harbor, N.Y. 11724.

(7)	Consists of Series A Warrants to purchase up to 300,000 shares of Common Stock. Heights Capital Management, Inc., the authorized agent of CVI Investments, Inc. (“CVI”), has discretionary authority to vote and dispose of the securities held by CVI and may be deemed to be the beneficial owner of these shares. Martin Kobinger, in his capacity as Investment Manager of Heights Capital Management, Inc., may also be deemed to have investment discretion and voting power over the shares held by CVI. Mr. Kobinger disclaims any such beneficial ownership of the shares. The address of CVI Investments, Inc. is c/o Heights Capital Management, 101 California Street, Suite 3250, San Francisco, CA 94111.

(8)	Consists of (i) Series A Warrants to purchase up to 24,251 shares of Common Stock, (ii) February 10, 2021 Warrants to purchase up to 57,884 shares of Common Stock, and (iii) February 11, 2021 Warrants to purchase up to 112,409 shares of Common Stock. Empery Asset Management LP, the authorized agent of Empery Asset Master Ltd. (“EAM”), has discretionary authority to vote and dispose of the shares held by EAM and may be deemed to be the beneficial owner of these shares. Martin Hoe and Ryan Lane, in their capacity as investment managers of Empery Asset Management LP, may also be deemed to have investment discretion and voting power over the shares held by EAM. EAM, Mr. Hoe and Mr. Lane each disclaim any beneficial ownership of these shares. The address of EAM is c/o Empery Asset Management LP, 1 Rockefeller Plaza, Suite 1205, New York, N.Y. 10020.

(9)	Consists of (i) February 10, 2021 Warrants to purchase up to 25,371 shares of Common Stock, and (ii) February 11, 2021 Warrants to purchase up to 46,469 shares of Common Stock. Empery Asset Management LP, the authorized agent of Empery Tax Efficient III, LP (“ETE III”), has discretionary authority to vote and dispose of the shares held by ETE III and may be deemed to be the beneficial owner of these shares. Martin Hoe and Ryan Lane, in their capacity as investment managers of Empery Asset Management LP, may also be deemed to have investment discretion and voting power over the shares held by ETE III. ETE III, Mr. Hoe and Mr. Lane each disclaim any beneficial ownership of these shares. The address of ETE III is c/o Empery Asset Management, LP, 1 Rockefeller Plaza, Suite 1205, New York, N.Y. 10020.

(10)	Consists of Series A Warrants to purchase up to 14,504 shares of Common Stock. Empery Asset Management LP, the authorized agent of Empery Tax Efficient II, LP (“ETE II”), has discretionary authority to vote and dispose of the shares held by ETE II and may be deemed to be the beneficial owner of these shares. Martin Hoe and Ryan Lane, in their capacity as investment managers of Empery Asset Management LP, may also be deemed to have investment discretion and voting power over the shares held by ETE II. ETE II, Mr. Hoe and Mr. Lane each disclaim any beneficial ownership of these shares. The address of ETE II is c/o Empery Asset Management, LP, 1 Rockefeller Plaza, Suite 1205, New York, N.Y. 10020.

(11)	Consists of (i) Series A Warrants to purchase up to 11,245 shares of Common Stock, (ii) February 10, 2021 Warrants to purchase up to 16,745 shares of Common Stock, and (iii) February 11, 2021 Warrants to purchase up to 31,122 shares of Common Stock. Empery Asset Management LP, the authorized agent of Empery Tax Efficient, LP (“ETE”), has discretionary authority to vote and dispose of the shares held by ETE and may be deemed to be the beneficial owner of these shares. Martin Hoe and Ryan Lane, in their capacity as investment managers of Empery Asset Management LP, may also be deemed to have investment discretion and voting power over the shares held by ETE. ETE, Mr. Hoe and Mr. Lane each disclaim any beneficial ownership of these shares. The address of ETE is c/o Empery Asset Management, LP, 1 Rockefeller Plaza, Suite 1205, New York, N.Y. 10020.

(12)	Consists of Series A Warrants to purchase up to 6,667 shares of Common Stock. The address of Firstfire Global Opportunities Fund LLC is 1040 First Avenue, Suite 190, New York, NY 10022.

(13)	Consists of (i) Series A Warrants to purchase up to 26,667 shares of Common Stock, (ii) December 11, 2020 Warrants to purchase up to 195,000 shares of Common Stock, (iii) February 10, 2021 Warrants to purchase up to 280,000 shares of Common Stock, and (iv) February 11, 2021 Warrants to purchase up to 510,000 shares of Common Stock. Hudson Bay Capital Management LP, the investment manager of Hudson Bay Master Fund Ltd., has voting and investment power over these securities. Sander Gerber is the managing member of Hudson Bay Capital GP LLC, which is the general partner of Hudson Bay Capital Management LP. Each of Hudson Bay Master Fund Ltd. and Sander Gerber disclaims beneficial ownership over these securities. The address of Hudson Bay Master Fund Ltd. is 777 Third Avenue, 30th Floor, New York, N.Y. 10017.

(14)	Consists of (i) Series A Warrants to purchase up to 30,000 shares of Common Stock, (ii) February 10, 2021 Warrants to purchase up to 280,000 shares of Common Stock, and (iii) February 11, 2021 Warrants to purchase up to 410,000 shares of Common Stock. Mitchell P. Kopin (“Mr. Kopin”) and Daniel B. Asher (“Mr. Asher”), each of whom are managers of Intracoastal Capital LLC (“Intracoastal”), have shared voting control and investment discretion over the securities reported herein that are held by Intracoastal. As a result, each of Mr. Kopin and Mr. Asher may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act) of the securities reported herein that are held by Intracoastal.. The address for Intracoastal Capital, LLC is 245 Palm Trail, Delray Beach, FL 33483.

(15)	Consists of (i) Series A Warrants to purchase up to 23,333 shares of Common Stock, (ii) February 10, 2021 Warrants to purchase up to 50,750 shares of Common Stock, (iii) February 11, 2021 Warrants to purchase up to 188,000 shares of Common Stock, and (iv) 11,604 shares of Common Stock. The control persons for Iroquois Master Fund are Richard Abbe and Kimberly Page. The address for Iroquois Master Fund Ltd. is 125 Park Avenue, 25th Floor, New York, NY 10017.

(16)	Consists of (i) Series A Warrants to purchase up to 3,333 shares of Common Stock, (ii) February 10, 2021 Warrants to purchase up to 21,750 shares of Common Stock, (iii) February 11, 2021 Warrants to purchase up to 47,000 shares of Common Stock, and (iv) 3,396 shares of Common Stock. The control person for Iroquois Capital Investment Group LLC is Richard Abbe, its Managing Member. The address for Iroquois Capital Investment Group LLC is 125 Park Avenue, 25th Floor, New York, NY 10017.

(17)	Consists of Series A Warrants to purchase up to 40,000 shares of Common Stock. The address for KBB Asset Management LLC is 253 West 73rd Street, Unit 4C, New York, N.Y. 10023, Attn: Steven Segal, Managing Member.

(18)	Consists of (i) December 11, 2020 Warrants to purchase up to 40,000 shares of Common Stock, (ii) February 10, 2021 Warrants to purchase up to 280,000 shares of Common Stock, and (iii) February 11, 2021 Warrants to purchase up to 510,000 shares of Common Stock. The address for L1 Capital Global Opportunities Master Fund is 1688 Meridian Avenue, 6th & 7th Floor, Miami Beach, FL 33139, and its control person is David Feldman.

(19)	Consists of (i) December 11, 2020 Warrants to purchase up to 95,000 shares of Common Stock, (ii) February 10, 2021 Warrants to purchase up to 280,000 shares of Common Stock, (iii) February 11, 2021 Warrants to purchase up to 510,000 shares of Common Stock, and (iv) 20,000 shares of Common Stock. Lind Global Partners LLC, the general partner of Lind Global Macro Fund, LP, may be deemed to have sole voting and dispositive power with respect to the shares held by Lind Global Macro Fund, LP. Jeff Easton, the managing member of Lind Global Partners LLC, may be deemed to have sole voting and dispositive power with respect to the shares held by Lind Global Macro Fund, LP.. The address for Lind Global Macro Fund LP.is 444 Madison Ave, Floor 41 New York, NY 10022.

(20)	Consists of Series A Warrants to purchase up to 73,200 shares of Common Stock. The address for Warberg WF VI LP is 716 Oak Street, Winnetka, IL 60093, and the control person with respect to the securities held by such entity is Daniel Warsh.

PLAN OF DISTRIBUTION

The selling shareholders and any of their pledgees, donees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of Common Stock being offered under this prospectus on any stock exchange, market or trading facility on which our Common Stock is traded or in private transactions. These sales may be at fixed or negotiated prices. The selling shareholders may use any one or more of the following methods when disposing of the Shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resales by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	to cover short sales made after the date that the registration statement of which this prospectus is a part is declared effective by the SEC;

●	broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;

●	a combination of any of these methods of sale; and

●	any other method permitted pursuant to applicable law.

The shares may also be sold under Rule 144 under the Securities Act, or any other exemption from registration under the Securities Act, if available for a selling shareholder, rather than under this prospectus. The selling shareholders have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if it deems the purchase price to be unsatisfactory at any particular time.

The selling shareholders may pledge their shares to their respective brokers under the margin provisions of customer agreements. If a selling shareholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

Broker-dealers engaged by the selling shareholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, which commissions as to a particular broker or dealer may be in excess of customary commissions to the extent permitted by applicable law.

If sales of shares offered under this prospectus are made to broker-dealers as principals, we would be required to file a post-effective amendment to the registration statement of which this prospectus is a part. In the post-effective amendment, we would be required to disclose the names of any participating broker-dealers and the compensation arrangements relating to such sales.

The selling shareholders and any broker-dealers or agents that are involved in selling the shares offered under this prospectus may be deemed to be “underwriters” within the meaning of the Securities Act in connection with these sales. Commissions received by these broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Any broker-dealers or agents that are deemed to be underwriters may not sell shares of Common Stock offered under this prospectus unless and until we set forth the names of the underwriters and the material details of their underwriting arrangements in a supplement to this prospectus or, if required, in a replacement prospectus included in a post-effective amendment to the registration statement of which this prospectus is a part.

The selling shareholders and any other persons participating in the sale or distribution of the shares offered under this prospectus will be subject to applicable provisions of the Exchange Act, and the rules and regulations under that act, including Regulation M. These provisions may restrict activities of, and limit the timing of purchases and sales of any of the shares by, the selling shareholders or any other person. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and other activities with respect to those securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of these limitations may affect the marketability of the shares.

If any of the shares offered for sale pursuant to this prospectus are transferred other than pursuant to a sale under this prospectus, then subsequent holders could not use this prospectus until a post-effective amendment or prospectus supplement is filed, naming such holders. We offer no assurance as to whether any of the selling shareholders will sell all or any portion of the shares offered under this prospectus.

We agreed to use commercially reasonable efforts to keep the registration statement of which this prospectus is a part effective at all times until none of the selling shareholders owns any Warrants or shares of Common Stock issuable upon the exercise thereof. The shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the shares covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

DESCRIPTION OF OUR COMMON STOCK

Our authorized capital stock consists of 50,000,000 shares of Common Stock, without par value per share, and 2,000,000 shares of preferred stock, without par value per share. As of February 26, 2021, 14,447,060 shares of Common Stock are issued and outstanding, and no shares of preferred stock are issued and outstanding. The following summary description relating to our shares of Common Stock does not purport to be complete and is qualified in its entirety by our Articles of Incorporation and Bylaws, as amended.

General

Holders of Common Stock are entitled to cast one vote for each share on all matters submitted to a vote of shareholders, including the election of directors. The holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available therefor and subject to any preference of any then authorized and issued preferred stock. Such holders do not have any preemptive or other rights to subscribe for additional shares. All holders of Common Stock are entitled to share ratably in any assets for distribution to shareholders upon the liquidation, dissolution or winding up of our company, subject to any preference of any then authorized and issued preferred stock. There are no conversion, redemption or sinking fund provisions applicable to the Common Stock. All outstanding shares are fully paid and nonassessable.

Common Stock Listing

Our Common Stock is listed on the Nasdaq Capital Market under the trading symbol “SINO.”

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is Computershare Trust Company located in Meidinger Tower, 462 S. 4th Street, Louisville, KY 40202 U.S. Our transfer agent’s phone number is 502-301-6108 and facsimile number is 886-519-2854.

LEGAL MATTERS

The validity of the Common Stock registered for resale hereby was passed upon for us by Kaufman & Canoles, P.C.

EXPERTS

The financial statements incorporated by reference in this prospectus for the year ended June 30, 2020 have been audited by Friedman LLP, an independent registered public accounting firm, as set forth in their report thereon included therein, and incorporated herein by reference, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

INCORPORATION BY REFERENCE

The rules of the SEC allow us to incorporate by reference into this prospectus the information the we file with the SEC. This means that we are disclosing important information to you by referring to other documents. The information incorporated by reference is considered to be part of this prospectus, except for any information superseded by information contained directly in this prospectus. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the termination of the offering of securities described in this prospectus (other than any portions thereof, which under the Exchange Act, and applicable SEC rules, are not deemed “filed” under the Exchange Act):

●	our Annual Report on Form 10-K for the fiscal year ended June 30, 2020, filed with the SEC on October 13, 2020;

●	our Quarterly Reports on Form 10-Q for the fiscal quarter ended September 30, 2020 filed with the SEC on November 13, 2020 and amended on November 16, 2020, and for the fiscal quarter ended December 31, 2020 filed with the SEC on February 12, 2021;

●	our Current Reports on Form 8-K filed with the SEC on October 19, 2020, October 23, 2020, October 28, 2020, November 4, 2020, November 10, 2020, November 16, 2020, December 9, 2020, December 11, 2020, December 15, 2020, December 16, 2020, December 21, 2020, January 28, 2021, January 29, 2021, February 3, 2021, February 8, 2021, February 10, 2021, February 10, 2021, February 11, 2021, February 16, 2021, February 23, 2021 and March 3, 2021; and

●	the description of the Common Stock, without par value per share, contained in our registration statement on Form 8-A filed with the SEC on April 16, 2008 (File Number 001-34024) pursuant to Section 12(b) of Exchange Act, which incorporates by reference the description of the Common Stock, without par value per share, contained in the registration statement on Form SB-2 filed with the SEC on January 11, 2008 (File Number 333-148611), and declared effective by the SEC on April 18, 2008, and any amendment or report filed with the SEC for purposes of updating such description; and the Current Report on Form 8-K filed with the SEC on July 6, 2020 to effect the Reverse Stock Split.

If we have incorporated by reference any statement or information in this prospectus and we subsequently modify that statement or information with information contained in this prospectus, the statement or information previously incorporated in this prospectus is also modified or superseded in the same manner.

We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents referred to above which have been incorporated by reference in this prospectus. You should direct requests for those documents to Sino-Global Shipping America, Ltd., 1044 Northern Boulevard, Suite 305, Roslyn, New York 11576; Attention: Investor Relations (telephone: 718-888-1814).

Exhibits to any documents incorporated by reference in this prospectus will not be sent, however, unless those exhibits have been specifically referenced in this prospectus. The documents incorporated by reference into this prospectus are also available on our corporate website at www.sino-global.com.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement under the Securities Act that registers the distribution of the securities offered under this prospectus. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and the securities. The rules and regulations of the SEC allow us to omit from this prospectus certain information included in the registration statement.

In addition, we file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy this information and the registration statement at the SEC public reference room located at 100 F Street, N.E., Washington D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room.

In addition, any information we file with the SEC is also available on the SEC’s website at http://www.sec.gov. We also maintain a web site at www.sino-global.com, which provides additional information about our company and through which you can also access our SEC filings. The information set forth on our web site is not part of this prospectus.